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                                                                   Exhibit 10.19

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made effective as of 31st day of December, 2001, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the "Borrower") and WACHOVIA BANK, N.A. (the "Bank").

                                   Background:

         The Borrower and the Bank have entered into a Credit Agreement dated as of July 1, 1999 (as amended on March 24, 2000 and on February 9, 2001, the "Credit Agreement"). The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         SECTION 2. The Credit Agreement is amended as set forth in this Section 2.

         2.1. Amendment to Section 1.01. The definitions of "Capital Expenditures", "Commitment" and "Loans" in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety and the definitions of "Draw One", "Draw One Commitment", "Draw One Date", "Draw Two", "Draw Two Commitment", "Draw Two Date", "Notice of Continuation and Conversion" and "Term Loan", are hereby added in their appropriate alphabetical order to Section 1.01 of the Credit Agreement to read in their entirety as follows:

                  "Capital Expenditures" means for any period the sum of all capital expenditures, excluding capital expenditures related to the Borrower's imaging system incurred during the Fiscal Year ending December 31, 2002 in an amount not to exceed $750,000 in the aggregate, incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Commitment" means the aggregate amount of the Draw One Commitment then in effect plus the Draw Two Commitment then in effect, as the amount may be reduced from time to time in accordance with the Credit Agreement.

                  "Draw One" means a conversion of the outstanding amount of the Euro-Dollar Loans and Base Rate Loans as of the Draw One Date into a term loan made initially as a Euro-Dollar Loan to be repaid in accordance with the Credit Agreement.

                  "Draw One Commitment" means $19,000,000.

                  "Draw One Date" means April 2, 2002.

                  "Draw Two" means a Base Rate Loan or a Euro-Dollar Loan in an amount not to exceed the Draw Two Commitment, the proceeds of which are to be used solely to repay the Tender Advance (as such term is defined in the Reimbursement Agreement).

                  "Draw Two Commitment" means $25,000,000.

                  "Draw Two Date" means the date specified in the Notice of Borrowing as the date on which the Borrower desires Draw Two to be advanced.

                  "Notice of Continuation or Conversion" has the meaning as specified in Section 2.02.

                  "Loans" means the Term Loan.

                  "Term Loan" means the term loan advanced to the Borrower in accordance with Sections 2.01(a) and 2.01(b).


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         2.2. Amendment to Section 2.01. Section 2.01 of the Credit Agreement is
hereby amended and restated in its entirety to read as follows:

                  SECTION 2.01. Commitments to Make Loans.

                  (a) The Bank hereby agrees, on the terms and conditions set forth herein, to establish a term loan facility by making Draw One to the Borrower on the Draw One Date in an aggregate principal amount not to exceed the Draw One Commitment. The Bank and the Borrower agree that on the Draw One Date the aggregate amount of the Base Rate Loans and Euro-Dollar Loans outstanding shall automatically convert into Draw One. The Draw One Commitment shall terminate on the earlier of (i) the Draw One Date and (ii) May 1, 2002.

                  (b) The Bank hereby agrees, on the terms and conditions set forth herein, to make Draw Two to the Borrower on the Draw Two Date in an aggregate principal amount not to exceed the Draw Two Commitment. Draw Two shall be advanced to the Borrower on the date specified in the Notice of Borrowing. The Draw Two Commitment shall terminate on the earlier of (i) the Draw Two Date and (ii) May 1, 2002.

                  (c) The Bank shall have no obligation to advance any moneys to the Borrower other than pursuant to clauses (a) and (b) above.

         2.3. Amendment to Section 2.02. Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.02. Method of Borrowing Loans and Conversion and Continuation of Loans.

                  (a) The Borrower shall give the Bank notice in the form attached hereto as Exhibit G (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on or before the Draw Two Date in the case of a Base Rate Borrowing, or at least 3 Euro-Dollar Business Days before the Draw Two Date in the case of a Euro-Dollar Borrowing, specifying:

                           (i) the Draw Two Date, which shall be a Domestic
                  Business Day in the case of a Base Rate Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                           (ii) whether Draw Two is a Base Rate Loan or a
                  Euro-Dollar Loan; and

                           (iii) in the case of a Euro-Dollar Borrowing, the
                  duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) In the event that the Notice of Borrowing fails to specify whether Draw Two is to be a Base Rate Loan or a Euro-Dollar Loan, Draw Two shall be made as a Base Rate Loan.

                  (c) Draw One shall initially be a Euro-Dollar Loan in the amount of the Draw One Commitment with an Interest Period of three months. Thereafter, on the terms and subject to the conditions of this Agreement, the Borrower may elect (A) at the end of any Interest Period with respect to Euro-Dollar Loans to convert such Euro-Dollar Loans into Base Rate Loans or to continue such Euro-Dollar Loans for an additional Interest Period, or (B) at any time to convert Base Rate Loans to Euro-Dollar Loans. The Loans may be continued as, or converted to, (i) Base Rate Loans in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 or (ii) Euro-Dollar Loans in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000. The Borrower shall make each such election by delivering to the Bank a notice in the form of Exhibit H (a "Notice of Continuation or Conversion") prior to 11:00 a.m. (Atlanta, Georgia time) at least 3 Euro-Dollar Business Days prior to the effective date of any conversion to or continuation of Euro-Dollar Loans, and prior to 10:00 a.m. (Atlanta, Georgia time) on the same Domestic Business Day as the effective date of any conversion to Base Rate Loans, specifying (x) in the case of a conversion to or continuation of Euro-Dollar Loans, the Interest Period; (y) the date of conversion or continuation (which shall be a Euro-Dollar Business Day, in the case of a conversion to or continuation of Euro-Dollar Loans and a Domestic Business Day in the case of a conversion to Base Rate Loans); and (z) the amount and type of conversion or continuation. Upon timely receipt of a Notice of Continuation or Conversion, the Bank shall promptly notify the Borrower of the applicable interest rate for the Interest Period selected in such Notice of Continuation or


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         Conversion; provided that the failure by the Bank to provide any such notice shall not, in any way, affect or diminish the Borrower's obligations to the Bank or the Bank's rights under this Agreement, the Notes or any of the other Loan Documents. If, within the time period required under this Section, the Bank shall not have received a Notice of Continuation or Conversion with respect to Euro-Dollar Loans from the Borrower of an election to continue such loans for an additional Interest Period, then, upon the expiration of the Interest Period therefor, such Loans shall be converted automatically into Base Rate Loans.

                  (d) No more than two Interest Periods shall be applicable to the Term Loan on any day.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Term Loan may not be continued as, or converted to, Euro-Dollar Loans if at the time of continuation or conversion there shall have occurred an Event of Default, which Event of Default shall not have been cured or waived in writing.

         2.4. Amendment to Section 2.04. Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.04. Repayment and Maturity of Loans. Unless due sooner pursuant to the provisions of Article VI, the Borrower agrees to repay the principal of the Term Loan in annual installments in the amount of $2,000,000 on or before December 31, 2002, and $2,000,000 after January 1, 2003 but on or before December 31, 2003, together with one final installment on the Termination Date in an amount equal to the unpaid principal balance of, and accrued but unpaid interest on, the Loans.

         2.5. Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.07.  Intentionally Omitted.

         2.6. Amendment to Section 2.08. Section 2.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.08.  Intentionally Omitted.

         2.7. Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 2.10.  Intentionally Omitted.

         2.8. Amendment to Section 5.05. Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.05.  Intentionally Omitted.

         2.9. Amendment to Section 5.06. Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.06. Ratio of Interest Coverage to Consolidated Interest Expense. At the end of each Fiscal Quarter through the Fiscal Quarter ending June 30, 2002, the ratio of Interest Coverage for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Interest Expense for the period of 4 consecutive Fiscal Quarters then ended shall be no less than 2.0 to 1.0; thereafter, at the end of each Fiscal Quarter, the ratio of Interest Coverage for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Interest Expense for the period of 4 consecutive Fiscal Quarters then ended shall be no less than 2.25 to 1.0

         SECTION 3. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The

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Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Bank as follows:

         (a) The representations and warranties of the Borrower contained in
Article IV of the Credit Agreement are true on and as of the date hereof;

         (b) Upon the effectiveness of this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; and

         (e) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.


[Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

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
Attest:                                              ATLANTIC AMERICAN CORPORATION


        /s/ Janie L. Ryan                            By:         /s/ Hilton H. Howell
----------------------------------------                 ----------------------------------------------
Its:  /s/ Secretary                                  Its:        /s/ President & CEO
    -------------------------------------                ----------------------------------------------
    [CORPORATE SEAL]



                                                     WACHOVIA BANK, N.A.


                                                     By:         /s/ William R. McCamey
                                                            --------------------------------------------
                                                     Title:      /s/ Senior Vice President
                                                            --------------------------------------------
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